Exhibit 23.4

[Umpqua Holdings Corporation Letterhead]

April 18, 2014

Umpqua Holdings Corporation

One SW Columbia, Suite 1200

Portland, Oregon 97258

Re:                             Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (the “Registration Statement”)

Ladies and Gentlemen:

I hereby consent to the filing of my opinion letter dated January 16, 2014 as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Steven L. Philpott